UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010
NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York	1-11238	13-3534162
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
919 Third Avenue, New York, New York 10022
(Address of principal executive offices)
(212) 551-0600
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously announced on July 15, 2010, NYMAGIC, INC. (the “Company”), ProSight Specialty Insurance Holdings, Inc. (“ProSight Specialty Insurance”) and PSI Merger Sub Inc. (“Merger Sub”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of ProSight Specialty Insurance. On November 18, 2010, ProSight Specialty Insurance received approval for its proposed acquisition of the Company from the Arizona Department of Insurance. On November 19, 2010, ProSight Specialty Insurance received approval for its proposed acquisition of the Company from the New York State Insurance Department.
     The proposed acquisition of the Company by ProSight Specialty Insurance remains subject to the approval and adoption of the Merger Agreement by the Company’s shareholders. The special meeting of shareholders to consider and vote upon the proposal to approve and adopt the Merger Agreement is scheduled to be held on November 22, 2010.
Forward-Looking Information
This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than those made solely with respect to historical fact. Examples of forward-looking statements in this communication include references to our announced transaction with ProSight Specialty Insurance. Forward-looking statements are only predictions and are not guarantees of performance. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (1) the occurrence of any event, change or other circumstance that could cause the transaction to not be consummated and (2) other factors described in NYMAGIC’s filings with the SEC, including its reports on Forms 10-K, 10-Q and 8-K. NYMAGIC undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer

Dated: November 22, 2010